                                                                   Exhibit 10.28

                       AOL ADVERTISING INSERTION ORDER

Contract#: 19054
          ------------------------------
AOL Salesperson: Brandon Bergmark
                ------------------------
Sales Coordinator: Alex Thiesen           [_] Credit approval received
                  ----------------------
Date: August 20, 1999
     -----------------------------------

                                                    Advertiser                  Advertising Agency
----------------------------------------------------------------------------------------------------
              Contact Person                  Christopher Kolb, PhD
----------------------------------------------------------------------------------------------------
               Company Name                           ePills
----------------------------------------------------------------------------------------------------
             Address - Line 1               5900 Hollis Street, Suit O
----------------------------------------------------------------------------------------------------
             Address - Line 2                  Emeryville, CA 94608
----------------------------------------------------------------------------------------------------
                 Phone #                          510-594-8197
----------------------------------------------------------------------------------------------------
                  Fax #                           510-547-6689
----------------------------------------------------------------------------------------------------
                  Email                        Ckolb@epills.com
----------------------------------------------------------------------------------------------------
                SIC Code
----------------------------------------------------------------------------------------------------
       Advertiser IAB Category
----------------------------------------------------------------------------------------------------

                                               Billing Information
----------------------------------------------------------------------------------------------------
      Send invoices to (choose one):               [_]  Advertiser                    [_]  Agency
----------------------------------------------------------------------------------------------------
      Advertiser or Agency Billing              Christopher Kolb, PhD
             Contact Person
----------------------------------------------------------------------------------------------------
               Company Name                           ePills
----------------------------------------------------------------------------------------------------
         Billing Address - Line 1           5900 Hollis Street, Suit O
----------------------------------------------------------------------------------------------------
         Billing Address - Line 2              Emeryville, CA 94608
----------------------------------------------------------------------------------------------------
             Billing Phone #                       510-594-8197
----------------------------------------------------------------------------------------------------
              Billing Fax #                        510-547-6689
----------------------------------------------------------------------------------------------------
              Billing Email                     Ckolb@epills.com
----------------------------------------------------------------------------------------------------
         P.O. #, if applicable
----------------------------------------------------------------------------------------------------

Inventory Type (choose one):   [_] AOL Service only             [_]AOL Affiliate only (e.g., AOL.com)
                               [_] AOL Service & AOL Affiliate
-----------------------------------------------------------------------------------------------------

                                  AOL Service
--------------------------------------------------------------------------------

CERTAIN INFORMATION ON THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  AOL Service
------------------------------------------------------------------------------------------------------------------------------------
                                   Inventory
------------------------------------------------------------------------------------------------------------------------------------
AOL Inventory/Demographic* Purchased      Display       Display    Ad Type    # of Ad Slots     Total Gross Price  Total Impressions
                                          Start Date    Stop Date                Purchased
------------------------------------------------------------------------------------------------------------------------------------
See Exhibit D
------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
*Attach completed AOL Demographic                                                 Totals:
Profile Worksheet
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                               Art
------------------------------------------------------------------------------------------------------------------------------------
           All necessary artwork and active URL's must be provided by advertiser 3 business days prior to start date.

                                             Artwork required from Advertiser/Agency:
---------------------------------------------------------------------------------------------------------------------------------

[ ]  234x60 IAB Standard/7k Max          [ ]  120X60 Shopping/5k Max             [ ]  175x45 Chat/Mail in-box/5k Max
[ ]  Special
             -----------
         *Animation is only available on selected screens. Please contact your AOL Salesperson for additional information.

Linking URL: The HTTP/URL address to be connected to the Advertisement shall be: http://www.epills.com (must be filled in)

                                           Please send artwork and URL to (choose one):

                       [ ]  AOLARTWEST@aol.com        [ ]  AOLARTEAST@aol.com        [ ]  CENTRALADS@aol.com
                            ------------------             ------------------             ------------------

 AOL reserves the right to immediately cancel any advertising flight in the event of a materiel change to the nature or content of the site linked to the Advertisement.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   AOL Affiliate (e.g. AOL.com)
------------------------------------------------------------------------------------------------------------------------------------
                                                             Inventory
------------------------------------------------------------------------------------------------------------------------------------
AOL Inventory/Demographic* Purchased      Display       Display    Ad Type    # of Ad Slots     Total Gross Price  Total Impressions
                                          Start Date    Stop Date                Purchased
------------------------------------------------------------------------------------------------------------------------------------
See Exhibit D
------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
*See attached package description for                                             Totals:
any AOL.com package purchases
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                Art
------------------------------------------------------------------------------------------------------------------------------------
            All necessary artwork and active URL's must be provided by advertiser 3 business days prior to start date.

                                             Artwork required from Advertiser/Agency:
                                             ---------------------------------------

[ ]  458x80 NF Reviews, Search Terms, My News and Hometown/12k Max/animation OK
[ ]  100x70 AOL.com Home Page/3k Max/No animation           [ ]  120x60 NF Home Page/2k Max/No animation
[ ]  234x60 NF Kids Only & Hometown/5k Max/animation OK     [ ]  120x60 Instant Messenger/7.5k Max/animation OK

Linking URL: The HTTP/URL address to be connected to the Advertisement shall be: http://www.epills.com (must be filled in)
                                           Please send artwork and URL to (choose one):

                       [ ]  AOLWEBWEST@aol.com        [ ]  AOLWEBEAST@aol.com        [ ]  CENTRALADS@aol.com
                            ------------------             ------------------             ------------------

 AOL reserves the right to immediately cancel any advertising flight in the event of a materiel change to the nature or content of the site linked to the Advertisement
------------------------------------------------------------------------------------------------------------------------------------

                                          Advertising Purchase Summary
-----------------------------------------------------------------------------------------------------------------
                                     Total Price                      Total Impressions                 CPM
-----------------------------------------------------------------------------------------------------------------
AOL Networks                        See Exhibit D
-----------------------------------------------------------------------------------------------------------------
AOL Affiliate                       See Exhibit D
-----------------------------------------------------------------------------------------------------------------
Total Purchase Price
-----------------------------------------------------------------------------------------------------------------
(Less Agency Discount)
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
                                 Net Purchase Price                   Total Impressions
                                        [*]                                  [*]
-----------------------------------------------------------------------------------------------------------------

The products and/or services to be offered or promoted by Advertiser in the Advertisements are as follows: Prescription and Non-prescription drugs, health and health-related products and services, medications, home beauty products, personal care products and related information and services (the "Products" or "Advertiser Products").

Impressions Commitment. In the event AOL Delivers the impression commitment
----------------------
provided for hereunder prior to the Display Stop Date, AOL may, at its option, discontinue display at such earlier time. Any guarantees are to impressions (as measured by AOL in accordance with its standard methodologies and protocols), not "click-throughs." In the event there is (or will be in AOL's reasonable judgment) a shortfall in impressions as of the end of a display period (a "Shortfall"), such Shortfall shall not be considered a breach of the Agreement by AOL: instead, AOL will provide Advertiser, as its sole remedy, with "makegood" impressions through "run of service" advertisement placements on the AOL Network which have a total value, based on AOL's then-current advertising rate card, equal to the value of the Shortfall. To the extent impressions commitments are identified without regard to specific placements, such placements will be as mutually agreed upon by AOL and Advertiser during the course of the display period. AOL reserves the right to alter Advertiser flight dates to accommodate trafficking needs or other operational needs. In such cases, AOL will make available to Advertiser reasonably equivalent flight(s).

Navigation. Advertiser shall provide continuous navigational ability for AOL or
----------
users to return to an agreed-upon point on the AOL Network (for which AOL shall supply the proper address) from the Affiliated Advertiser Site (e.g. the point on the AOL Network from which the Affiliated Advertiser Site is linked), which, at AOL's option, may be satisfied through the use of a hybrid browser format. Advertiser will ensure that navigation back to the AOL Network, whether through a particular pointer or link, the "back" button on an Internet browser, the closing of an active window, or any other return mechanism, shall not be interrupted by Advertiser through the use of any intermediate screen or other device not specifically requested by the user, including without limitation through the use of any html popup window or any other similar device. Additionally, in cases where an AOL user performs a search for Advertiser or any Advertiser product through any search or navigational tool or mechanism that is accessible or available through the AOL network (e.g., promotions, keyword search terms, or any other promotions or navigational tools), AOL shall have the right to direct such AOL user to the Affiliated Advertiser Site.

Standard Terms and Conditions. This Insertion Order incorporates by reference
-----------------------------
AOL's standard advertising terms and conditions (the "Standard Terms"), including terms related to advertising material, payment modifications, cancellation rights, usage data, limitations of liability, disclaimers, indemnifications, use of AOL member information and miscellaneous legal terms. Among other things, the Standard Terms provide AOL the right to cancel this Insertion Order on thirty days notice to Advertiser (or upon such shorter notice as may be designated by AOL in the event that AOL believes that further display of the Advertisement will expose AOL to liability or other adverse consequences), in which case Advertiser shall only be responsible for the pro-rata portion of payments attributable to the period preceding such termination. The Standard Ad Terms appear at keyword "Standard Ad Terms4" on the U.S.-based America Online brand service and at "http://mediaspace.aol.com/adterms4.html." A hard copy of the Standard Ad Terms will be provided to advertiser upon request. Advertiser acknowledges that it has been provided an opportunity to review the Standard Terms and agrees to be bound by them.


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

AUTHORIZED SIGNATURES

In order to bind the parties to this Insertion Order, their duly authorized representatives have signed their names below on the dates indicated. This Agreement (including (i) the Standard Terms, (ii) the additional terms and conditions on Exhibit A attached hereto, (iii) the definitions on Exhibit B attached hereto, the operational provisions on Exhibit C attached hereto and the Carriage Plan on Exhibit D attached hereto, each incorporated herein by reference and made a part hereof) shall be binding on both parties when signed on behalf of each party and delivered to the other party (which delivery may be accomplished by facsimile transmission of the signature pages hereto)).

AMERICA ONLINE, INC.                       ADVERTISER


By: /s/ Erik L. Kadlow                     By: /s/ F. Christopher Kolb
    ----------------------                    -------------------------

Print Name: Erik L. Kadlow                 Print Name: F. CHRISTOPHER KOLB
            --------------------                       --------------------

Title: Vice President, Business Affairs    Title: PRESIDENT, EPILLS, INC.
       --------------------------------           -----------------------

Date: 8-20-99                              Date: 08-20-99
      -------                                    --------

                                   EXHIBIT A
                                   ---------
                                Additional Terms
                                ----------------

1.   Payments; Late Payments; Wired Payments.  Subject to the terms of this
     ---------------------------------------
     Agreement, Advertiser shall pay AOL a non-refundable guaranteed payment of [*], payable as follows:

     (a)  upon the execution of this Agreement (not later than the Effective
          Date), [*];

     (b)  on August 31, 1999, [*];

     (c)  on September 30, 1999, [*];

     (d)  exactly three (3) months after the Effective Date, [*];

     (e)  exactly six (6) months after the Effective Date, [*];

     (f)  exactly nine (9) months after the Effective Date, [*];

     (g)  exactly twelve (12) months after the Effective Date, [*];

     (h)  exactly fifteen (15) months after the Effective Date, [*];

     (i)  exactly eighteen (18) months after the Effective Date, [*];

     (j)  exactly twenty-one (21) months after the Effective Date, [*];

     All amounts owed under this Agreement not paid when due and payable will bear interest from the date such amounts are due and payable at the prime rate in effect at such time. All payments required hereunder will be paid in immediately available, non-refundable U.S. funds wired to the "America Online" account, Account Number [*] at The Chase Manhattan Bank, 1 Chase Manhattan Plaza, New York, NY 10081 (ABA: 021000021). In the event of nonpayment, AOL reserves the right to immediately terminate this Agreement with written notice to Advertiser.

2.   Content of Affiliated Site. The Advertisements will only promote the
     ---------------------------
     Advertiser's Products and, except for prescription and non-prescription drugs and related products, which AOL acknowledges may be promoted on the AOL Network in accordance with Exhibit D hereof, the promotion of products
                                    ---------
     on the AOL Network. Additionally, the Affiliated Advertiser Site will only offer the Advertiser's Products and content related thereto (except to the extent otherwise mutually agreed upon by the parties). Advertiser will ensure that the prices, terms and conditions for the Products in the Affiliated Advertiser Site are no less favorable, taken as a whole, than the prices, terms and conditions on which the Products or substantially similar products are offered by or on behalf of Advertiser through any other distribution channels. All sales of Advertiser's Products through the Affiliated Advertiser Site will be conducted through a direct sales format:
     Advertiser will not promote, sell, offer or otherwise distribute any products through any format other than a direct sales format (e.g. through auctions or clubs) without the prior written consent of AOL.

3.   Third Party Advertisements Within the Affiliated Site. As soon as
     ------------------------------------------------------
     reasonably practical following the Effective Date, the parties will mutually agree upon a written advertising program (the "Ad Program") whereby both AOL and Advertiser will in coordination with each other, establish advertising inventory space within and sell promotions, advertisements, links, pointers or similar services or rights through the Affiliated Advertiser Site to Advertiser's vendors ("Advertisements"). All sales of Advertisements by Advertiser will be subject to AOL's then-applicable advertising policies, AOL's third party relationships and exclusives. All revenues from any Advertisements will be shared evenly between the parties. No Interactive Service (other than AOL or its affiliates) will be promoted in the Affiliated Advertiser Site.

4.   Special Offers/Member Benefits. Advertiser will generally promote through
     -------------------------------
     the Affiliated Advertiser Site any special or promotional offers made available by or on behalf of Advertiser through any other distribution channels. In addition, Advertiser shall promote through the Affiliated Advertiser Site on a

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     regular and consistent basis, special offers exclusively available to AOL Users (the "AOL Special Offers"). AOL Special Offers made available by Advertiser shall provide a meaningful benefit to AOL users, either by virtue of a meaningful price discount, product enhancement, unique service benefit or other special feature. Advertisers will provide AOL with reasonable prior notice of AOL Special Offers so that AOL can market the availability of such AOL Special Offers in the manner AOL deems appropriate in its editorial discretion. Notwithstanding the foregoing, in the event that AOL fails to promote such AOL Special Offers, Advertiser shall be relieved from its obligations under this Section 4.

5.   AOL Quick Checkout. Advertiser will take all reasonable steps necessary to
     -------------------
     conform its promotion and sale of products through the Advertiser Site to the then-existing commerce technologies made available to Advertiser by AOL, including without limitation AOL's "quick checkout" tool which allows AOL users to enter payment and shipping information which is then passed from AOL's centralized server unit to Advertiser for order fulfillment ("AOL Quick Checkout"). AOL will make all reasonable efforts to provide on a royalty free basis the tools for the Advertiser to enable the Advertiser Site with the AOL Quick Checkout technology and functionality. Collection, storage and disclosure of information which Advertiser provides to AOL, will be subject to AOL's privacy policy and all confidentiality requirements hereunder. To the extent that the Advertiser Site includes AOL's Quick Checkout, Advertiser will ensure that the AOL Quick Checkout is of equal placement and promotion prominence to other available payment options.

6.   Merchant Certification Program. Advertiser will participate in any
     -------------------------------
     generally applicable "Certified Merchant" program operated by AOL or its authorized agents or contractors. Such program may require Advertiser participants on the Shopping Channel on an ongoing basis to meet certain reasonable standards relating to provision of electronic commerce through the AOL Service, AOL.com and the CompuServe Service and may also require the payment of certain reasonable certification fees to AOL or its authorized agents or contractors operating the program

7.   BizRate Survey. Advertiser agrees to (i) participate in the BizRate(R)
     ---------------
     Program, a service offered by Binary Compass Enterprises, Inc. (BCE), which provides opt-in satisfaction surveys to Users who purchase products through such Advertiser Site or such other provider of such services as AOL may designate or approve from time to time, and (ii) provide a link to BizRate's then-current standard survey forms, or such other survey forms offered by any other party that AOL may designate or approve from time to time. Advertiser's participation shall be based upon a separate written agreement which Advertiser will enter into with BCE, or other such party reasonably designated or approved by AOL. Advertiser hereby authorizes BCE to provide to AOL any and all reports provided to Advertiser by BCE, or other third party providing such services, and agrees to provide written notice of such authorization to BCE, or such other third party.

8.   Specific Customer Service Requirements. Advertiser will receive all emails
     ---------------------------------------
     from Customers via a computer available to Advertiser's customer service staff and generally respond to such emails within one business day of receipt. Advertiser will receive all orders electronically and generally process all orders within one business day of receipt, provided products ordered are not advance order items. Advertiser will ensure that all orders of products are received, processed, fulfilled and delivered on a timely and professional basis. Advertiser will offer AOL users who purchase products through such the Advertiser Site a money-back satisfaction guarantee. Advertiser will bear all responsibility for compliance with federal, state and local laws in the event that products are out of stock or are no longer available at the time an order is received. Advertiser will also comply with the requirements of any federal, state or local consumer protection or disclosure law. Payment for products will be collected by Advertiser directly from customers. Advertiser's order fulfillment operation will be subject to AOL's reasonable review.

9.   Reports to AOL. Advertiser will provide AOL with monthly reports, in a form
     ---------------
     reasonably satisfactory to AOL which detail the number of daily items, orders and gross sales through the Affiliated Advertiser Site on the AOL Service, AOL.com and NetCenter (as applicable).

10.  Navigation. Advertiser shall provide continuous navigational ability for
     -----------
     AOL or users to return to an agreed-upon point on the AOL Network (for which AOL shall supply the proper address) from the Affiliated Advertiser Site (e.g., the point on the AOL Service from which the Affiliated Advertiser Site is linked), which, at AOL's option, may be satisfied through the use of a hybrid browser format. Additionally, in cases where an AOL User performs a search for Advertiser through any search or navigational tool or mechanism that is accessible or available through the AOL Network (including without limitation Advertisements, AOL Service "Keywords", AOL.com "Search Terms", CompuServe "Go Words" or any other similar promotions or navigational tools), AOL shall have the right to direct such AOL User to the Affiliated Advertiser Site.

11.  Auditing Rights. Advertiser will maintain complete, clear and accurate
     ----------------
     records of all expenses, revenues and fees in connection with the performance of this Agreement. For the sole purpose of ensuring compliance with this Agreement, AOL (or its representative) will have the right to conduct a reasonable and necessary inspection of portions of the books and records of Advertiser which are relevant to Advertiser's performance pursuant to this Agreement. Any such audit may be conducted after twenty
     (20) business days prior written notice to Advertiser. AOL shall bear the expense of any audit conducted pursuant to this Agreement unless such audit shows an error in AOL's favor amounting to a deficiency to AOL in excess of five percent (5%) of the actual amounts paid and/or payable to AOL hereunder, in which event Advertiser shall bear the reasonable expenses of the audit. Advertiser shall pay AOL the amount of any deficiency discovered by AOL within thirty (30) days after receipt of notice thereof from AOL.

12.  Taxes. Advertiser will collect and pay and indemnify and hold AOL harmless
     ------
     from, any sales, use, excise, import or export value added or similar tax or duty not based on AOL's net income and payable in connection with sale of the Advertiser Products, including any penalties and interest, as well as any costs associated with the collection or withholding thereof, including attorneys' fees.

13.  Sales Reports. Advertiser will provide AOL in an automated manner with a
     --------------
     monthly report in an AOL-designated format, detailing the following activity in such period (and any other information mutually agreed upon by the parties or reasonably required for measuring revenue activity by Advertiser through the Affiliated Advertiser Site): (i) summary sales information by day (date, number of products sold, number of orders, total Transaction Revenues); and (ii) detailed sales information order date/timestamp (if technically feasible), purchaser name and screenname, SKU or product description) (the information in clauses (i) and (ii), "Sales Reports"). More generally, each payment to be made by Advertiser pursuant to the revenue sharing provisions hereof, will be accompanied by a report containing information which supports the payment, including information identifying (i) gross Transaction Revenues and all items deducted or excluded from gross Transaction Revenues to produce Transaction Revenues and (ii) any applicable Advertising Revenues.

14.  Solicitation of AOL Users. During the term of the Agreement and for a two
     --------------------------
     year period thereafter, Advertiser will not use the AOL Network (including, without limitation, the e-mail network contained therein) to solicit AOL Users on behalf of another interactive Service. More generally, Advertiser will not send unsolicited, commercial e-mail (i.e., "spam" through or into AOL's products or services, absent a Prior Business Relationship. For purposes of this Agreement, a "Prior Business Relationship" will mean that the AOL User to whom commercial e-mail is being sent has voluntarily either
     (i) engaged in a transaction with Advertiser or (ii) provided information to the Advertiser through a contest, registration, or other communication, which included clear notice to the AOL User that the information provided could result in commercial e-mail being sent to that AOL User by Advertiser or its agents. Any commercial e-mail communications to AOL Users which are otherwise permitted hereunder, will (a) include a prominent and easy means to "opt-out" of receiving any future commercial e-mail communications from Advertiser, and (b) shall also be subject to AOL's then-standard restrictions on distribution of bulk e-mail (e.g. related to the time and manner in which such e-mail can be distributed through or into the AOL product or service in question).

15.  Collection and use of User information. Advertiser shall endure that its
     ---------------------------------------
     collection, use and disclosure of information obtained from AOL Users under this Agreement ("Member Information") complies with (i) all applicable laws and regulations and (ii) AOL's standard privacy policies, available on the AOL Service at the keyword term "Privacy" (or, in the case of the Affiliated Advertiser Site, Advertiser's standard privacy policies so long as such policies are prominently published on the site and provide adequate notice, disclosure and choice to users regarding Advertiser's collection, use and disclosure of user information). Other than in connection with any change of control of Advertiser in which another entity agrees to be bound by Advertiser's obligations hereunder, Advertiser will not disclose Member information collected hereunder to any third party in a manner that identifies AOL Users as end users of an AOL product or service or use Member information collected under this Agreement to market another Interactive Service.

16.  AOL Look and Feel. Advertiser acknowledges and agrees that AOL will own all
     ------------------
     right, title and interest in and to the AOL Look and Feel (subject only to Advertiser's ownership rights in any Advertiser trademarks or copyrighted material within the Affiliated Advertiser Site).

17.  Management of the Affiliated Advertiser Site. Advertiser will manage,
     ---------------------------------------------
     review, delete, edit, create, update and otherwise manage all Content available on or through the Affiliated Advertiser Site, in a timely and professional manner and in accordance with the terms of this Agreement. Advertiser will ensure that the Affiliated Advertiser Site is current, accurate and well-organized at all times. Advertiser warrants that the Licensed Content: (i) will not infringe on or violate any copyright, trademark, U.S. patent or any other third party right: (ii) will not violate AOL's then-applicable Terms of Service; and (iii) will not violate any applicable law or regulation (federal, state, or otherwise), including without limitation those relating to taxes, advertising, or contests, sweepstakes or similar promotions. Additionally, Advertiser represents and warrants that it owns or has a valid license to all rights to any Licensed Content used in AOL "slideshow" or other formats embodying elements such as graphics, animation and sound, free and clear of all encumbrances and without violating the rights of any other person or entity. Advertiser also warrants that a reasonable basis exists for all Product performance or comparison claims appearing through the Affiliated Advertiser Site. Advertiser shall not in any manner, including, without limitation in any Advertisement, the Licensed Content, or any Materials (defined below), state or imply that AOL recommends or endorses Advertiser or Advertiser's Services (e.g. no statements that Advertiser is an "official or "preferred" provider of products or services for AOL). AOL will have no obligations with respect to the Products available on or through the Affiliated Advertiser Site, including, but not limited to, any duty to review or monitor any such Products.

18.  Duty to Inform. Each party will promptly inform the other party of any
     ---------------
     information related to the Affiliated Advertiser Site or the AOL Service which could reasonably lead to a claim, demand, or liability of or against the other party and/or its affiliates by any third party.

19.  Promotional Materials/Press Releases. Each Party will submit to the other
     -------------------------------------
     Party, for its prior written approval, which will not be unreasonably withheld or delayed, any marketing, advertising, press releases, and all other promotional materials related to the Affiliated Advertiser Site and/or referencing the other Party and/or its trade names, trademarks, and service marks (the "Materials"); provided, however, that either Party's use of screen shots of the Affiliated Advertiser Site for promotional purposes will not require the approval of the other Party so long as America Online(R) is clearly identified as the source of such screen shots; and provided further, however, that, following the initial public announcement of the business relationship between the Parties in accordance with the approval and other requirements contained herein, either Party's subsequent factual reference to the existence of a business relationship between the Parties will not require the approval of the other Party. Each Party will solicit and reasonably consider the views of the other Party in designing and implementing such Materials. Once approved, the Materials may be used by a Party and its affiliates for the purposes of promoting the Affiliated Advertiser Site and the content contained therein and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Materials may be depleted. Notwithstanding the foregoing, either Party may issue press releases and other disclosures as required by law or as reasonably advised by legal counsel without the consent of the other Party and in such event, the disclosing Party will provide at lease five (5) business days prior written notice of such disclosure. The provisions of this Section 19 shall supercede in the entirety the provisions of Section 8 of the Standard Terms.

20.  Term. The effective term (the "Term") hereof shall begin on the Effective
     -----
     Date hereof and end on the second anniversary thereof, unless otherwise terminated prior thereto.

21.  Cross-Promotion.
     ----------------

     (a)  Online. Within Advertiser's web sites on the World Wide Web portion
          -------
          of the Internet (each an "Advertiser Web Site"), Advertiser shall include the following (collectively, the "AOL Promos"): (i) a prominent promotional banner or button (at least 90 x 30 pixels or 70 x 70 pixels in size) appearing "above the field" on the first screen of the Advertiser Web Site, to promote such AOL products or services as AOL may designate (for example, the America Online(R) brand service, the CompuServe(R) brand service, the AOL.com(R) site, any of the Digital City services or the AOL Instant Messenger(TM) service); and (ii) a prominent "Try AOL" feature (at least 90 x 30 pixels or 70 x 70 pixels in size) through which users can obtain promotional information about AOL products or services designated by AOL and, at AOL's option, download or order this then-current version of client software for such AOL products or services. AOL will provide the creative content to be used in the AOL Promos (including designation of links from such content to other content pages). Advertiser shall post (or update, as the case may be) the creative content supplied by AOL within the spaces for the AOL Promos within five days of its receipt of such content from AOL. Without limiting any other reporting obligations of the Parties contained herein, Advertiser shall provide AOL Promos to the Advertiser Web Site from an ad server controlled by AOL or its agent, Advertiser shall take all reasonable operational steps necessary to facilitate such ad serving arrangement including, without limitation, inserting HTML code designated by AOL on the pages of the Advertiser Web Site on which the AOL Promos will appear. In addition, within each Advertiser Web Site, Advertiser shall provide prominent promotion for the keywords granted to Advertiser hereunder (if any).

     (b)  Offline. In Advertiser's television, radio, print and "out of home"
          --------
          (e.g., buses and billboards) advertisements and in any publications, programs, features or other forms of media over which Advertiser exercises at least partial editorial control, Advertiser will include specific references or mentions (verbally where possible) of the availability of the Affiliated Advertiser Site through AOL Service, which are at least as prominent as any references that Advertiser makes to any Advertiser Web Site (by way of site name, related company name, URL or otherwise). Without limiting the generality of the foregoing, Advertiser's listing of the "URL" for any Advertiser Web Site will be accompanied by an equally prominent listing of the "keyword" term on AOL for the Affiliated Advertiser Site. Advertiser will not implement or authorize any cross-promotion greater in scope, purpose, amount and prominence than the cross-promotion required or provided pursuant to this Agreement for any other Interactive Service.

22.  Continued Link. Upon conclusion of the Term of this Agreement, AOL may, at
     ---------------
     its discretion, continue to promote one or more "pointers" or links from the AOL Network to the Affiliated Advertiser Site (or, if the Affiliated Advertiser Site no longer exists, to any Advertiser Interactive Site) and continue to use Advertiser's trade names, trade marks and service marks in connection therewith (collectively, a "Continued Link". After the Term, regardless of any Continued Link, the following obligations of the Parties will cease: (i) Advertiser will not be required to pay any guaranteed, fixed payment, maintain the Affiliated Advertiser Site nor perform any of the cross-promotional obligations contained herein (except as set forth below); and (ii) AOL will not be required to undertake any minimum promotional/placement obligations. However, so long as AOL maintains a Continued Link, the following obligations shall survive the Term of this Agreement; (i) Advertiser shall pay to AOL fifteen percent (15%) of all Transaction Revenues (without respect to any revenue thresholds or hurdles, payable on a quarterly basis within thirty (30) days following the end of the quarter in which the applicable Transaction Revenues were generated); and (ii) the Standard Terms shall survive, together with any provisions necessary if and to the extent required for the express purposes of this paragraph. For purposes hereof, "Transaction Revenues" shall mean aggregate amounts paid by AOL Purchasers who entered the Affiliated Advertiser Site in that session from the AOL Network in connection with the sale, licensing, distribution or provision of any Advertiser's Products in the Affiliated Advertiser Site or any Advertiser Interactive Site, including, in each case, handling, shipping, service charges, and excluding, in each case, (a) amounts collected for sales or use taxes or duties and (b) credits and chargebacks for returned or canceled goods or services, but not excluding cost of goods sold or any similar cost.

23.  Health Online Pharmacy. During the Term hereof, AOL hereby agrees that the
     ----------------------
     main page of the Health Online Pharmacy area of the Health Channel of the AOL Service (the "AOL Health Online Pharmacy") shall not have any more than five (5) permanent, full time, dedicated, drug or vitamin anchor tenants (provided that this shall not restrict, in addition to such five (5) anchor tenants, the number of additional rotating, non-permanent buttons, banners, etc.). For purposes hereof, an "Online Pharmacy" shall mean any aggregated drugstore or pharmacy content channel primarily engaged in the offer and sale of the Products and which is substantially similar overall to the AOL Health Online Pharmacy.

24.  Regulatory.
     ----------

     (a)  Promo Content: Regulatory Compliance. Advertiser hereby represents and
          ------------------------------------
          warrants that the specific content (the "Promo Content") to be contained within the promotions set forth herein (including without limitation buttons, banners and contextual promotion, if any) (the "Promotions") will comply with all applicable federal, state and local laws pertaining to the advertising of prescription drugs. In connection with the foregoing, Advertiser represents that (i) it has conducted an evaluation of its online sale of prescription drugs and that entering into this Agreement will not violate any federal, state or local laws, rules or regulations and (ii) in order to ensure continued compliance with any federal, state or local laws, rules or regulations, prior to posting the Promo Content on the AOL Network, the Promo Content will be reviewed by Advertiser's medical and regulatory affairs counsel.

     (b)  Provision of Other Content and Services. Advertiser shall ensure that
          ---------------------------------------
          its provision of Products and content as contemplated herein shall not constitute the practice of medicine, nor shall Advertiser engage in the practice of medicine through the Affiliated Advertiser Site. To the extent that the Affiliated Advertiser Site provides information and services concerning health care and/or general medical advice, the Parties expressly acknowledge that such services are provided by Advertiser, and AOL shall in no way be responsible for, or associated with the provision of such information. Additionally, in the event that AOL notifies Advertiser that (i) as reasonably determined by AOL, any content within the Affiliated Advertiser Site violates AOL's then-standard Terms of Service (as set forth on the America Online(R) brand service at Keyword term "TOS"), the terms of this Agreement or any other standard, written AOL policy or (ii) AOL reasonably objects to the inclusion of any Content within the Affiliated Advertiser Site (other than any specific items of Content which may be expressly identified in this Agreement), then Advertiser will take commercially reasonable steps to block access by AOL Users to such content using Advertiser's then-available technology. In the event that Advertiser cannot, through its commercially reasonable efforts, block access by AOL Users to the content in question, then Advertiser will provide AOL promptly written notice of such fact. AOL may then, at its option, restrict access from the AOL Network to the content in question using technology available to AOL. Advertiser will cooperate with AOL's reasonable requests to the extent AOL elects to implement any such access restrictions.

     (c)  Sale of Products. It is the sole responsibility of Advertiser to
          ----------------
          provide the Products in the Affiliated Advertiser Site, and AOL will have no obligations with respect to the Products available on or through the Affiliated Advertiser Site, including, but not limited to, any duty to review or monitor any such Products. Additionally, Advertiser shall provide customer service to all persons or entities purchasing Products through the Affiliated Advertiser Site ("Customers"). Advertiser will bear full responsibility for all customer service, including without limitation, order processing, billing, fulfillment, shipment, retention and maintenance of all prescription records (electronic or otherwise), any required pharmacy counseling, collection and other customer service associated with any Products offered, sold or licensed through the Affiliated Advertiser Site, and AOL will have no obligations whatsoever with respect thereto. To the extent that Advertiser is required by law, rule, regulation or otherwise, to fulfill any paper record keeping requirements in connection with the Products, Advertiser shall be responsible for fulfilling such requirements and creating and maintaining any systems associated with compliance with any such law, rule, or regulation. Advertiser will bear all responsibility for compliance with all federal, state and local laws in the event that Products are out of stock or are no longer available at the time an order is received. Advertiser will also comply with the requirements of any federal, state or local consumer protection or disclosure law, or any laws associated with the practice of pharmacy, the sale of prescription drugs, or the sale of "over-the-counter" drugs. Payment for Products will be collected by Advertiser directly from customers. Advertiser's order fulfillment operation will be subject to AOL's reasonable review.

     (d)  International Sale of the Products.  Unless otherwise mutually agreed
          ----------------------------------
          by the Parties as set forth below, Advertiser shall not engage in the sale of the Products through the Affiliated Advertiser Site in any jurisdiction other than the United States of America and its territories. In connection herewith, Advertiser hereby represents and warrants that it does not currently sell, distribute or ship the Products in, or to, any jurisdiction other than the United States of America and its territories, nor does it intend to sell, distribute or ship the Products through the Affiliated Site during the Term hereof. To the extent that international users of the AOL Network access the Affiliated Advertiser Site, Advertiser shall prominently post and display the notice required pursuant to the following paragraph and, to the extent technically feasible, Advertiser shall block such users from making any purchases through the Affiliated Advertiser Site. If Advertiser wishes to use the Affiliated Advertiser Site to sell any Product outside the US, the Parties shall negotiate in good faith an amendment to this agreement providing for the terms by which Advertiser shall be able to do so (including, without limitation Advertiser's demonstration to AOL's satisfaction that Advertiser will be able to comply with all applicable international laws, rules and regulations and, similar to the terms hereof, that all such compliance shall be Advertiser's responsibility, not AOL's).

     (e)  Disclaimers and Notices. Upon AOL's request, Advertiser agrees to
          -----------------------
          include within the Affiliated Advertiser Site the following disclaimers (the specific form and substance to be mutually agreed upon by the Parties): (i) a product disclaimer indicating that transactions are solely between Advertiser and AOL Users purchasing Products from Advertiser; (ii) to the extent that Advertiser intends to use any private information obtained from AOL Users in connection with a prescription, a notice indicating that Advertiser will be using such information in the manner intended by Advertiser, and a disclaimer indicating that such information will be used by Advertiser and not by AOL; (ii) a prominent notice indicating that all customer service requests, and any required pharmacy counseling associated with purchase of the Products is the responsibility of Advertiser and not of AOL, (iv) a prominent notice indicating that the sale of the Products is for the express purpose of United States residents only.

     (f)  Representations and Warranties. Advertiser hereby represents and
          ------------------------------
          warrants that (a) it possesses all authorizations, approvals, consents, licenses, permits, certificates or other rights and permissions necessary to sell the Products in the state in which it currently resides, and (b) it possesses all authorizations, approvals, consents, licenses, permits, certificates or other rights and permissions to sell the Products in each other state in which Advertiser sells the Products.

25.  Assignment; Branding and Advertising on Other Sites.
     ---------------------------------------------------
     Notwithstanding anything in this Agreement to the contrary, (i) Advertiser may assign this Agreement, upon thirty (30) days prior written notice to AOL, to a corporation or limited liability company which meets the following criteria: (a) such entity is not a competitor, or controlled by a competitor, of AOL, (b) such entity will conduct the business conducted by Advertiser prior to the assignment, and (c) such entity is of equal or superior creditworthiness to Advertiser, as determined by AOL in its reasonable discretion, (ii) Advertiser may change its marks and branding and those on the Affiliated Advertiser Site at any time, but shall provide AOL with replacement artwork (which shall comply with AOL's generally applicable advertising policies) and URL's at least five (5) business days prior the date it wishes any change to be implemented on the AOL Service or AOL Network (or any site/location listed on the Carriage Plan on Exhibit D attached hereto) and (iii) this Agreement does not restrict Advertiser from advertising and promoting the Affiliated Advertiser Site, Advertiser and its affiliated sites on any site, location, interactive Service or otherwise. In the event that AOL elects to terminate this Agreement as a result of a change of control of Advertiser as herein permitted, AOL agrees and acknowledges that Advertiser shall not be liable for any payments under
     Section 1 which are due and payable after the date of such termination.

26.  Indemnification from AOL. AOL hereby agrees to indemnify, defend and hold
     ------------------------
     harmless Advertiser and the officers, directors, agents, affiliates, distributors, franchises and employees of Advertiser from and against all claims, actions, liabilities, losses, expenses, damages and costs (including, without limitation, reasonable attorneys' fees) that may at any time be incurred by any of them by reason of any claims, suits or proceedings arising out of any material breach by AOL of any duty, representation or warranty under this Agreement.

                                   Exhibit B
                                  Definitions
                                  -----------

Advertising Revenues. Aggregate amounts collected plus the fair market value of
--------------------
any other compensation received (such as barter advertising by Advertiser, AOL or either Party's agents, as the case may be, arising from the license or sale of Advertisements, promotions, links or sponsorships that appear within any pages of the Affiliated Advertiser Site, less applicable advertising sales commissions. Advertising Revenues does not include amounts arising from Advertisements on any screens or forms preceding, framing or otherwise directly associated with the Affiliated Advertiser Site, which will be sold exclusively by AOL.

Affiliated Advertiser Site. The specific area to be promoted and distributed by
--------------------------
AOL hereunder through which Advertiser can market and complete transactions regarding its permitted Services.

AOL Member. Any authorized user of the AOL Service, including any sub-accounts
----------
using the AOL Service under an authorized master account.

AOL Network. (i) The AOL Service, (ii) AOL.com, (iii) CompuServe, (iv) Digital
-----------
City, (v) Netcenter, and (vi) any other product or service owned, operated, distributed or authorized to be distributed by or through AOL or its affiliates worldwide (and including those properties excluded from the definitions of the AOL Service or AOL.com). It is understood and agreed that the rights of Advertiser relate only to the AOL Service and AOL.com and not generally to the AOL Network.

AOL Purchaser. (i) Any person or entity who enters the Affiliated Advertiser
-------------
Site from the AOL Network including, without limitation, from any third party area therein (to the extent entry from such third party area is traceable through both Parties' commercially reasonable efforts), and generates Transaction Revenues (regardless of whether such person or entity provides an e-mail address during registration or entrance to the Affiliated Advertiser Site which includes a domain other than an "AOL.com" domain); and (ii) any other person or entity who, when purchasing a product, good or service through an Advertiser Interactive Site, provides an AOL.com domain name or a Compuserve.com domain name as part of such person or entity's e-mail address and provided that any person or entity who has previously satisfied the definition of AOL Purchaser will remain an AOL Purchaser, but does not include any subsequent purchases by such person or entity (e.g., as a result of e-mail solicitations or any off-line means for receiving orders requiring purchasers to reference a specific promotional identifier or tracking code).

AOL Service. The standard narrow-band U.S. version of the America Online(R)
-----------
brand service, specifically excluding (a) AOL.com, Netcenter or any other AOL Interactive Site, (b) the International versions of an America Online service (e.g., AOL Japan), (c) the CompuServe(R) brand service and any other CompuServe products or services (d) "Driveway," "ICQ," "AOL NetFind(TM)," "AOL Instant Messenger(TM)," "Digital City," "NetMail(TM)," "Electra," "Thrive," "Real Fans," "Love@AOL," "Entertainment Asylum," "AOL Hometown," "My News" or any similar independent product, service or property which may be offered by, through or with the U.S. version of the America Online(R) brand service, (e) any programming or Content area offered by or through the U.S. versions of the America Online(R) brand service over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the U.S. version of the America Online(R) brand. (g) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (h) any other version of an America Online service which is materially different from the standard narrow-band U.S. version of the America Online brand service, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded version of the service or any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

AOL Look and Feel. The elements of graphics, design, organization, presentation,
-----------------
layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with interactive sites within the AOL Network.

AOL User. Any user of the AOL Service, AOL.com, CompuServe, Digital City,
--------
Netcenter, or the AOL Network.

AOL.com. AOL's primary internet-based Interactive Site marketed under the
-------
"AOL.COM(TM)" brand, specifically excluding (a) the AOL Service, (b) Netcenter,
(c) any international versions of such site, (d) "ICQ," "AOL NetFind(TM)," "AOL Instant Messenger(TM)," "NetMail(TM)," "AOL Hometown," "My News" or any similar independent product or service offered by or through such site or any other AOL Interactive Site, (e) any programming or Content area offered by or through such site over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any programming or Content area offered by or through such site which was operated, maintained or controlled by the former AOL Studios division (e.g., Electra), (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other AOL Interactive Site, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (i) any other version of an America Online Interactive Site which is materially different from AOL's primary Internet-based Interactive Site marketed under the "AOL.COM(TM)" brand, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded versions or any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

Advertiser Interactive Site. Any Interactive Site (other than the Affiliated
---------------------------
Advertiser Site) which is managed, maintained, owned or controlled by Advertiser or its agents.

CompuServe. The standard narrow-band U.S. version of the CompuServe brand
----------
service, specifically excluding (a) any international versions of such service,
(b) any web-based service including "compuserve.com", "cserve.com" and "cs.com", or any similar product or service offered by or through the U.S. version of the CompuServe brand service, (c) Content areas owned, maintained or controlled by Compuserve affiliates or any similar "sub-service," (d) any programming or Content area offered by or through the U.S. version of the CompuServe brand service over which CompuServe does not exercise complete or substantially complete operational control (e.g., third-party Content areas), (e) any yellow pages, white pages, classifieds or other search, directory or review services or Content and (f) any co-branded or private label branded version of the U.S. version of the CompuServe brand service, (g) any version of the U.S. version of the CompuServe brand service which offers Content, distribution, services and/or functionality materially different from the Content, distribution, services and/or functionality associated with the standard, narrow-band U.S. version of the CompuServe brand service, including, without limitation, any version of such service distributed through any platform or device other than a desktop personal computer and (h) any property, feature, product or service which CompuServe or its affiliates may acquire subsequent to the Effective Date.

Confidential Information. Any information relating to or disclosed in the course
------------------------
of the Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing Party, including, but not limited to, the material terms of this Agreement, information about AOL members, AOL Users, AOL Purchasers and Advertiser customers, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections and marketing data. "Confidential Information" will not include information (a) already lawfully known to or independently developed by the receiving Party, (b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third party.

Content. Text, images, video, audio (including, without limitation, music used
-------
in synchronism or timed relation with visual displays) and other data, Services, advertisements, promotions, links, pointers and software, including any modifications, upgrades, updates, enhancements and related documentation.

Digital City. The standard, narrow-band U.S. version of Digital City's local
------------
content offerings marketed under the Digital City(R) brand name, specifically excluding (a) the AOL Service, AOL.com, Netcenter or any other AOL Interactive Site, (b) any international versions of such local content offerings, (c) CompuServe(R) brand service and any other CompuServe products or services (d) "Driveway," "ICQ(TM)," "AOL NetFind(TM)," "AOL Instant Messenger(TM)," "Digital City," "NetMail(TM)," "Electra," "Thrive," "Real Fans," "Love@AOL," "Entertainment Asylum," "AOL Hometown," "My News" or any similar independent product, service or property which may be offered by, though or with the standard narrow band version of Digital City's local content offerings, (e) any programming or Content area offered by or through such local content offerings over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such local content offerings, (g) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date, (h) any other version of a Digital City local content offering which is materially different from the narrow-band U.S. version of Digital City's local content offerings marketed under the Digital City(R) brand name, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded version of the offerings or any version distributed through any broadband distribution platform or through any platform device other than a desktop personal computer, and (i) Digital City-branded offerings in an local area where such offerings are not owned or operationally controlled by America Online, Inc. or DCI (e.g., Chicago, Orlando, South Florida and Hampton Roads).

Effective Date. August 20, 1999.
--------------

Impression. User exposure to the applicable Promotion, as such exposure may be
----------
reasonably determined and measured by AOL in accordance with its standard methodologies and protocols.

Interactive Service. An entity offering one or more of the following: (i) online
-------------------
or internet connectivity services (e.g., an Internet service provider); (ii) a Major interactive site or Major service featuring a broad selection of aggregated third party (as opposed to a www.cnn.com which is not third-party content) interactive content (or navigation thereto) (e.g., a Major online service or search and directory service) and/or marketing a broad selection of products and/or services across numerous interactive commerce categories (e.g., an online mall or an online retailer which sells several varying categories of goods such as electronics, books, videos, toys and music all on the same site, but specifically not including an online retailer who offers limited categories of products and related products, such as an apparel retailer that offers numerous lines of clothing and other fashion-related products and services); and
(iii) communications software capable of serving as the principal means through which a user creates, sends and receives electronic mail or real time online messages. "Major" shall mean a site or service with a monthly unique visitor count at that time (based on the average of the prior 3 months then available from and as measured by Media Metrix) of at least 3.5 million per month.

Interactive Site. Any interactive site or area, including, by way of example and
----------------
without limitation, (i) a Advertiser site on the World Wide Web portion of the Internet or (ii) a channel or area delivered through a "push" product such as the Pointcast Network, interactive environment such as Microsoft's Active Desktop or interactive television service such as WebTV.

Licensed Content. All Content offered through the Affiliated Advertiser Site to
----------------
this Agreement or otherwise provided by Advertiser or its agents in connection herewith (e.g., offline or online promotional Content, Promotions, AOL "slideshows", etc.) including in each case, any modifications, upgrades, updates, enhancements, and related documentation.

Netcenter. Netscape Communications Corporation's primary Internet-based
---------
Interactive Site marketed under the "Netscape Netcenter(TM)" brand, specifically excluding (a) the AOL Service, (b) AOL.com, (c) any international versions of such site, (d) "ICQ," "AOL Netfind," "AOL Instant Messenger(TM)," "NetMail(TM)," "AOL Hometown," "My News," "Digital City(TM)," or any similar independent product or service offered by or through such site or any other AOL Interactive Site, (e) any programming or Content area offered by or through such site over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any programming or Content area offered by or through the U.S. version of the America Online(R) brand service which was operated, maintained or controlled by the former AOL Studios division (e.g., Electra), (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other AOL Interactive, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (i) any other version of an AOL or Netscape Communications Corporation Interactive Site which is materially different from Netscape Communications Corporation's primary Internet-based Interactive Site marketed under the "Netscape Netcenter(TM)" brand, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded versions and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer (e.g. Custom NetCenters built specifically for third parties).

Search Term or searchterm. The online term or terms made available on AOL.com
-----------    ----------
only for use by AOL.com users using the NetFind brand search engine thereon (the results of which such search are non-exclusive, and result in references to many entities).

                                   Exhibit C
                                   Operations
                                   ----------

1.   Affiliated Advertiser Site Infrastructure.  Advertiser will be responsible
     -----------------------------------------
     for all communications, hosting and connectivity costs and expenses associated with the Affiliated Advertiser Site. Advertiser will provide all hardware, software, telecommunications lines and other infrastructure necessary to meet traffic demands on the Affiliated Advertiser Site from the AOL Network. Advertiser will design and implement the network between the AOL Service and Affiliated Advertiser Site such that (i) no single component failure will have a materially adverse impact on AOL Members seeking to reach the Affiliated Advertiser Site from the AOL Network and
     (ii) no single line will run at more than 70% average utilization for a 5-minute peak in a daily period. In this regard, Advertiser will provide AOL, upon request, with a detailed network diagram regarding the network Infrastructure supporting the Affiliated Advertiser Site. In the event that Advertiser elects to create a custom version of the Affiliated Advertiser Site in order to comply with the terms of this Agreement, Advertiser will bear responsibility for all aspects of the implementation, management and cost of such customized site.

2.   Optimization; Speed.  Advertiser will use commercially reasonable efforts
     -------------------
     to ensure that: (a) the functionality and features within the Affiliated Advertiser Site are optimized for the client software then in use by AOL members; and (b) the Affiliated Advertiser Site is designed and populated in a manner that minimizes delays when AOL Members attempt to access such site. At a minimum, Advertiser will ensure that the Affiliated Advertiser Site's data transfers initiate within fewer than fifteen (15) seconds on average. Prior to commercial launch of any material promotions described herein, Advertiser will permit AOL to conduct performance and loading testing of the Affiliated Advertiser Site (In person or through remote communications), with such commercial launch not to commence until such time as AOL is reasonably satisfied with the results of any such testing.

3.   User Interface.  Advertiser will maintain a graphical user interface within
     --------------
     the Affiliated Advertiser Site that is competitive in all material respects with interfaces of other similar sites based on similar form technology. AOL reserves the right to review and approve the user interface and site design prior to launch of the Promotions and to conduct focus group testing to assess compliance with respect to such consultation and with respect to Advertiser's compliance with the preceding sentence.

4.   Technical Problems. Advertiser agrees to use commercially reasonable
     ------------------
     efforts to address material technical problems (over which Advertiser exercises control) affecting use by AOL Members of the Affiliated Advertiser Site (a "Advertiser Technical Problem") promptly following notice thereof. In the event that Advertiser is unable to promptly resolve a Advertiser Technical Problem following notice thereof from AOL (including, without limitation, infrastructure deficiencies producing user delays), AOL will have the right to regulate the promotions it provides to Advertiser hereunder until such time as Advertiser corrects the Advertiser Technical Problem at issue.

5.   Monitoring. Advertiser will ensure that the performance and availability of
     ----------
     the Affiliated Advertiser Site is monitored on a continuous basis. Advertiser will provide AOL with contact information (including e-mail, phone, pager and fax information, as applicable, for both during and after business hours) for Advertiser's principal business and technical representatives, for use in cases when issues or problems arise with respect to the Affiliated Advertiser Site.

6.   Telecommunications. The Parties agree to explore encryption methodology to
     ------------------
     secure data communications between the Parties' data centers. The network between the Parties will be configured such that no single component failure will significantly impact AOL Users. The network will be sized such that no single time runs at more than 70% average utilization for a 5-minute peak in a daily period.

7.   Security. Advertiser will utilize Internet standard encryption
     --------
     technologies (e.g., Secure Socket Layer-SSL) to provide a secure environment for conducting transactions and/or transferring private member information (e.g. credit card numbers, banking/financial information, and member address information) to and from the Affiliated Advertiser Site. Advertiser will facilitate periodic reviews of the Affiliated Advertiser Site by AOL in order to evaluate the security risks of such site. Advertiser will promptly remedy any security risks or breaches of security as may be identified by AOL's Operations Security team.

8.   Technical Performance.
     ---------------------
       i. Advertiser will design the Affiliated Advertiser Site to support the AOL-client embedded versions of the Microsoft Internet Explorer 3.0 and 4.0 browsers (Windows and Macintosh), the Macintosh version of the Microsoft Internet Explorer 3.0, and make commercially reasonable efforts to support all other AOL browsers listed at:
     "http://webmaster.info.aol.com/BrowTable.html."

       ii. To the extent Advertiser creates customized pages on the Affiliated Advertiser Site for AOL Members, Advertiser will configure the server from which it serves the site to examine the HTTP User-Agent field in order to identify the "AOL Member-Agents" listed at:
     "http://webmaster.info.aol.com/BrowzText.html.

       iii. Advertiser will periodically review the technical information made available by AOL at http://webmaster.info.aol.com.
                         ------------------------------

       iv. Advertiser will design its site to support HTTP 1.0 or later protocol as defined in RFC 1945 and to adhere to AOL's parameters for refreshing cached information listed at http://webmaster.info.aol.com.
                                             ------------------------------

       v.  Prior to releasing material, new functionality or features through
       --  ------------------------------------------------------------------
     the Affiliated Advertiser Site ("New Functionality"), Advertiser will use
     -------------------------------------------------------------------------
     commercially reasonable efforts to either (i) test the New Functionality to
     ---------------------------------------------------------------------------
     confirm its compatibility with AOL Service Client software or (ii) provide
     --------------------------------------------------------------------------
     AOL with written notice of the New Functionality so that AOL can perform
     ------------------------------------------------------------------------
     tests of the New Functionality to confirm its compatibility with the AOL
     ------------------------------------------------------------------------
     Service client software.
     ------------------------

9.   AOL Internet Services Advertiser Support. AOL will provide Advertiser with
     ----------------------------------------
     access to the standard online resources, standards and guidelines documentation, technical phone support, monitoring and after-hours assistance that AOL makes generally available to similarly situated web-based partners. AOL support will not, in any case, be involved with content creations on behalf of Advertiser or support for any technologies, databases, software or other applications which are not supported by AOL or are related to any Advertiser area other than the Affiliated Advertiser Site. Support to be provided by AOL is contingent on Advertiser providing to AOL demo account information (where applicable), a detailed description of the Affiliated Advertiser Site's software, hardware and network architecture and access to the Affiliated Advertiser Site for purposes of such performance and lead testing as AOL elects to conduct.

                                   Exhibit D
                                 Carriage Plan
                                 -------------

Client: e-Pills
Flight: 8/24/99-7/31/01


AOL Service                                              FLIGHTS       Year 1    Year 2    TOTALS
                                          COPY SIZE   START     END      XX        XX        XX
-------------------------------------------------------------------------------------------------

HRC-Online Pharmacy                       234X60     8/24/99  7/31/01    [*]       [*]       [*]
Health Channel-ROS                        234X60     8/24/99  7/31/01    [*]       [*]       [*]
Women's Advertising Package               234X60     8/24/99  7/31/01    [*]       [*]       [*]
Demographic Targeting Women 18+ and       234X60     8/24/99  7/31/01    [*]       [*]       [*]
 Seniors
Network ROS                               234X60     8/24/99  7/31/01    [*]       [*]       [*]
                                                                         [*]       [*]       [*]
-------------------------------------------------------------------------------------------------

                                                                         [*]       [*]       [*]

AOL.com                                                  FLIGHTS       Year 1    Year 2    TOTALS
                                          COPY SIZE   START     END      [*]       [*]       [*]
-------------------------------------------------------------------------------------------------

Targeted Health package                   468x60     8/24/99  7/31/01    [*]       [*]       [*]
Premium Health Search terms package       468x60     8/24/99  7/31/01    [*]       [*]       [*]
Health Search Terms ROS package           468x60     8/24/99  7/31/01    [*]       [*]       [*]
Netfind Home Page                         468x60     8/24/99  7/31/01    [*]       [*]       [*]
Netfind ROS                               468x60     8/24/99  7/31/01    [*]       [*]       [*]
                                                                         [*]       [*]       [*]
-------------------------------------------------------------------------------------------------

                                                                         [*]       [*]       [*]

DCI                                                      FLIGHTS       Year 1    Year 2    TOTALS
                                          COPY SIZE   START     END      [*]       [*]       [*]
-------------------------------------------------------------------------------------------------
Placement in Local DCI pharmacies         234x60     8/24/99  7/31/01    [*]       [*]       [*]
DCI ROS                                   175x45     8/24/99  7/31/01    [*]       [*]       [*]
                                                                         [*]       [*]       [*]
-------------------------------------------------------------------------------------------------
                                                                         [*]       [*]       [*]

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Netscape Netcenter                                       FLIGHTS       Year 1    Year 2    TOTALS
                                          COPY SIZE   START     END     [*]       [*]      [*]
-------------------------------------------------------------------------------------------------

Run of Health                             468x60     8/24/99  7/31/01   [*]       [*]      [*]
                                                                        [*]       [*]      [*]
-------------------------------------------------------------------------------------------------

                                                                        [*]       [*]      [*]

Compuserve                                               FLIGHTS       Year 1    Year 2    TOTALS
                                          COPY SIZE   START     END     [*]       [*]      [*]
-------------------------------------------------------------------------------------------------

Health and Fitness Package                      234  8/24/99  7/31/01
                                                and
                                               468s                     [*]       [*]      [*]
Network ROS                                     234  8/24/99  7/31/01
                                                and
                                               468s                     [*]       [*]      [*]
-------------------------------------------------------------------------------------------------
                                                                        [*]       [*]      [*]

Partner                                                  FLIGHTS       Year 1    Year 2    TOTALS
                                          COPY SIZE   START     END     [*]       [*]      [*]
-------------------------------------------------------------------------------------------------

Oxygen-ROS                                           8/24/99  7/31/01
                                                                        [*]       [*]      [*]
Dr. Koop                                             8/24/99  7/31/01
-------------------------------------------------------------------------------------------------

                                                                        [*]       [*]      [*]

Shop @ AOL                                               FLIGHTS       Year 1    Year 2    TOTALS
                                          COPY SIZE   START     END     [*]       [*]      [*]
-------------------------------------------------------------------------------------------------

Beauty and Fragrance-GOLD                            9/13/99  7/31/01
                                                                        [*]       [*]      [*]
Drugstore and Pharmacy-ANCHOR                        9/13/99  7/31/01
                                                                        [*]       [*]      [*]
Diet and Weight Loss-GOLD                            9/13/99  7/31/01
-------------------------------------------------------------------------------------------------
TOTALS                                                                  [*]       [*]      [*]

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                       Description of Specific Promotions
                       ----------------------------------

ANCHOR PROMOTION

Principal Exposure on the AOL Service, AOL.com, the Compuserve Service and the Netscape Netcenter:

 . One continuous (24/7) 143 x 245 pixels promotional space with corporate brand or logo, product offering graphic and product offering two-line text field on the department front screen.

Additional Promotion on the AOL Service Shopping Channel:

 .  Rotation with other Anchor Tenants of the Commerce Center on the Commerce
   Center front screen of the AOL Service on two promotional spaces with corporate brand or logo, product offering graphic. These promotional space rotations are reserved for the Anchor Tenant's of each Commerce Center and will be divided proportionately among them.

 . Product listing availability through the AOL Product Search, subject to Advertiser's participation and AOL's standard policies, terms and conditions.

 . Banner rotation on the AOL Product Search screen of the AOL Service. These banner rotations will be divided proportionately among all shopping channel merchants.

 .  Up to three (3) AOL Keywords(TM) for use from the AOL Service, for registered
   Advertiser trade name or trademark (subject to the AOL standard policies, terms and conditions).

 . Fifteen percent (15%) discount from the then-current rate card on purchases of additional advertising banners or buttons on the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter, subject to availability for the period requested (with such purchases to be made in accordance with the then-applicable Standard Advertising Insertion Order for the property in question). Sponsorships are not entitled to the aforementioned discount.

 .  Eligibility to participate in the following AOL Shopping promotional programs
   (the "Program Areas") subject to AOL standard policies, terms, and conditions;

 .  Quick Gifts

 .  Standard Seasonal Catalogs or Special Event Merchandising areas (e.g.,
   Christmas Shop), subject to Advertiser's participation in AOL's Quick Checkout and AOL's Search Product.

 .  Premier-level Seasonal Catalogs or Special Event Merchandising areas (e.g.,
   Golf Outings), subject to Advertiser's participation AOL's Quick Checkout and AOL's Search Product.

 .  Gift Reminder

 .  Newsletters

All additional Promotions on the AOL Service, AOL.com, the CompuServe Service, the Netscape Netcenter or the AOL Network not specified herein will be determined at AOL's reasonable discretion; provided that the additional, standard Promotions to be provided to the Advertiser within the Shopping areas on the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter will be comparable in nature to the additional, standard Promotions provided to other similarly situated Advertisers in the same category (i.e., Anchor Tenant, Gold Tenant or Silver Tenant).

GOLD TENANT PROMOTION

Principal Exposure on the AOL Service, AOL.com, The Compuserve Service, and the Netscape Netcenter:

 . One continuous (24/7) 143 x 30 pixels button with corporate brand or logo on the department front screen.

Additional Promotion on the AOL Service:

 . Rotation with other Gold Tenants in the department on a promotional banner with text and branded art promotion on the department front screen. These banner rotations are reserved for the Gold Tenant's on the department screen and will be divided proportionately among them.

 . Product listing availability through the AOL Product Search, subject to Advertiser's participation and AOL's standard policies, terms and conditions.

 . Banner rotation on the AOL Product Search screen of the AOL Service. These banner rotations will be divided proportionately among all shopping channel merchants.

 .  Up to three (3) AOL Keywords(TM) for use from the AOL Service, for registered
   Advertiser's trade name or trademark (subject to the AOL standard policies, terms and conditions).

 . Fifteen percent (15%) discount from the then-current rate card on purchases of additional advertising banners or buttons on the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter, subject to availability for the period requested (with such purchases to be made in accordance with the then-applicable Standard Advertising Insertion Order for the property in question). Sponsorships are not entitled to the aforementioned discount.

 .  Eligibility to participate in the following AOL Shopping promotional programs
   (the "Program Areas") subject to AOL standard policies, terms, and conditions:

 .  Quick Gifts

 .  Standard Seasonal Catalogs or Special Event Merchandising areas (e.g.,
   Christmas Shop), subject to Advertiser's participation in AOL's Quick Checkout and AOL's Search Product.

 .  Premier-level Seasonal Catalogs or Special Event Merchandising areas (e.g.,
   Golf Outings), subject to Advertiser's participation AOL's Quick Checkout and AOL's Search Product.

 .  Gift Reminder

 .  Newsletters

All additional Promotions on the AOL Service, AOL.com, the CompuServe Service, the Netscape Netcenter or the AOL Network not specified herein will be determined at AOL's reasonable discretion; provided that the additional, standard Promotions to be provided to the MERCHANT within the Shopping areas on the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter will be comparable in nature to the additional, standard Promotions provided to other similarly situated Advertisers in the same category (i.e., Anchor Tenant, Gold Tenant or Silver Tenant).

SILVER TENANT PROMOTION

Principal Exposure;

 . One continuous (24/7) listing in the Silver Tenant area in a department specified above on the AOL Service, AOL.com, the CompuServe Service, and the Netscape Netcenter.

 . Banner rotation on the AOL Product Search screen of the AOL Service. These banner rotations will be divided proportionately among all shopping channel merchants.

 .  One (1) AOL Keywords(TM) for use from the AOL Service, for registered
   Advertiser's trade name or trademark (subject to the other provisions contained herein).

All additional Promotions on the AOL Service, AOL.com, the CompuServe Service, the Netscape Netcenter or the AOL Network not specified herein will be determined at AOL's reasonable discretion; provided that the additional, standard Promotions to be provided to the Advertiser within the Shopping areas on the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter will be comparable in nature to the additional, standard Promotions provided to other similarly situated Advertisers in the same category (i.e., Anchor Tenant, Gold Tenant or Silver Tenant).

--------------------------------------------------------------------------------
[LOGO]  connecting to your customer               America Online   99 MEDIASPACE
--------------------------------------------------------------------------------


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                                  Glossary

              AOL Advertising Standard Terms and Conditions (v.4)


1. Advertising Material/Display. Advertiser acknowledges that the sole obligation of America Online, Inc. and its affiliates, including, without limitation, Netscape Communications Corporations, Inc., CompuServe Interactive Services, Inc., Digital City, Inc., ICQ, Inc and MovieFone, Inc. (collectively "AOL") is to display an advertisement (the "Advertisement") from Advertiser which conforms to the specifications set forth in the applicable Insertion Order Agreement which has been executed by AOL and Advertiser (the "Insertion Order," and, collectively with these Standard Terms and Conditions, the "Agreement") through the standard narrowband U.S.-based America Online(R) brand service (excluding any sub-products, sub-services or third party areas which may be offered therein) (the "AOL Service) or such other U.S.-based AOL property (each a "Designated Service") as may be expressly described as the site for placement in the Insertion Order (collectively the "AOL Network"). Subject to Advertiser's reasonable approval, AOL will have the right to fulfill its promotional commitments with respect to the Advertisements by providing Advertiser with comparable placements of the Advertisements in alternative areas of the AOL Network. Except as expressly provided in the Insertion Order, the specific nature and positioning of the Advertisement will be as determined by AOL in its editorial discretion. Advertiser agrees that (i) AOL has the right to market, display, perform, transmit and promote the Advertisement through the AOL Network (including, without limitation, for any marketing research and testing) and (ii) users of the AOL Network have the right to access and use the Advertisement together with any content or materials linked to the Advertisement (the "Advertiser Content"). The Advertiser Content (i) shall not offer or promote any other products and/or services other than those expressly provided for in the relevant Insertion Order, (ii) will link only to the site specified on the Insertion Order and (iii) shall not (a) disparage AOL; (b) promote any product or service which is reasonably competitive with one or more of the principal products or services offered through AOL's products and services ("Competitive Products"); (c) be in contravention of AOL's generally applicable advertising standards and practices for the AOL or Designated Service, as such may be modified by AOL from time to time; or (d) violate any applicable law, regulation or third party right (including, without limitation, any copyright, trademark, patent or other proprietary right). Additionally, Advertiser shall consistently update the Advertiser Content and will review, delete, edit, create, update and otherwise manage such content in accordance with the terms of this Agreement. In no event shall the Advertisement or the linked area state or imply that (i) the Advertisement was placed by AOL or (ii) that AOL endorses Advertiser's products or services. To the extent AOL notifies Advertiser of reasonable complaints or concerns (e.g., from a member of the AOL Service or user of the AOL Network ("AOL User") regarding the Advertiser Content or any other content or materials linked thereto or associated therewith ("Objectionable Content"), Advertiser will, to the extent such Objectionable Content is within Advertiser's control, use commercially reasonable efforts to respond in good faith to such complaints or concerns. AOL may alter or shorten the flight dates set forth in the Insertion Order if advertising materials required per the Insertion Order are not provided in a timely manner, and Advertiser shall not be entitled to any refund or proration for delays caused by Advertiser's failure to deliver such materials.

2. Operations. Unless expressly provided for elsewhere in this Agreement, AOL will have no obligation to provide any creative, design, technical or production services to Advertiser ("Services"). Delivery by AOL of any such Services shall be subject to (i) AOL's availability to perform the requested work, (ii) execution by both parties of a separate work order specifically outlining the Services to be provided and the fees to be paid by Advertiser for such Services and (iii) payment in advance by Advertiser of such fees. Advertiser will ensure that the Advertiser Content and the site linked to the Advertiser Content are in compliance with AOL's then-current, generally applicable technical standards for the AOL or Designated Service and will take all reasonable steps necessary to conform its promotion and sale of products through its site to the then-existing technologies identified by AOL which are optimized for the AOL Network (including, without limitation, AOL's Quick Checkout tool which facilitates the purchase of products by AOL Users). In the event that the Advertiser Content or the site linked to the Advertiser Content fails to comply with AOL's generally applicable technical standards for the AOL or Designated Service, AOL shall have the right to cease or decrease the placement of the Advertisements, and if Advertiser is unable to cure such non-compliance within five business days after notice from AOL, AOL shall have the right to terminate the Agreement. Additionally, AOL will be entitled to discontinue links to Advertiser Content to the extent such Advertiser Content will, in AOL's good faith judgment, adversely affect the operations of the AOL Network. In the event that AOL points to the Advertiser site linked to the Advertiser Content or to any other Advertiser site or otherwise delivers traffic to such site hereunder, Advertiser will ensure that navigation back to the AOL Network from such site, whether through a particular pointer or link, the "back" button on an Internet browser, the closing of an active window, or any other return mechanism, shall not be interrupted by Advertiser through the use of any intermediate screen or other device not specifically requested by the user, including without limitation through the use of any html pop-up window or any other similar device. Rather, such AOL traffic shall be pointed directly back to the AOL Network as designated by AOL. Advertiser will bear full responsibility for all customer service, including without limitation, order processing, billing, fulfillment, shipment, collection and other customer support associated with any products or services offered, sold or licensed through Advertiser's site, and AOL will have no obligations whatsoever with respect thereto. Advertiser will take all steps necessary to ensure that any contest, sweepstakes or similar promotion conducted or promoted through the Advertiser Content complies with all applicable federal, state and local laws and regulations.

3. Search Terms/Keywords. To the extent Advertiser is purchasing an Advertisement related to a "search" term, Advertiser represents and warrants that Advertiser has the legal rights necessary to utilize such search term in connection with the Advertisement. Any "keyword" terms for navigation from within the proprietary America Online brand service or "go word" terms for navigation from within the proprietary CompuServe brand service ("AOL Keyword Terms") (as contrasted to search terms) which may be made available to Advertiser shall be (i) subject to availability and (ii) limited to the combination of the "keyword" or "go word" modifier combined with a registered trademark of Advertiser. AOL reserves the right to revoke at any time Advertiser's use of any AOL Keyword Terms which do not incorporate registered trademarks of Advertiser. Advertiser acknowledges that its utilization of any AOL Keyword Term will not create in it, nor will it represent it has, any right, title or interest in or to such AOL Keyword Term, other than the right, title and interest Advertiser holds in Advertiser's registered trademark independent of the AOL Keyword Term. Advertiser will not: (i) attempt to register or otherwise obtain trademark or copyright protection in the AOL Keyword Term; or
(ii) use the AOL Keyword Term, except for the purposes expressly required or permitted under this Agreement. This section will survive the completion, expiration, termination or cancellation of this Agreement.

4. Payment; Cancellation. Advertiser agrees to pay AOL for all advertising displayed in accordance with the agreed upon amounts and billing schedule shown on the relevant Insertion Order. Advertising packages are nonrefundable or proratable except to the extent otherwise expressly contemplated hereunder. Should AOL fail to display the Advertisements in accordance with the Insertion Order due to Advertiser's failure to comply with any requirement of the Insertion Order or this Agreement, Advertiser will remain liable for the full amount indicated on the Insertion Order. AOL reserves the right to redesign or modify the organization, structure, "look and feel" and other elements of the AOL Network at its sole discretion at any time without prior notice. In the event such modifications will materially and adversely affect the placement of the Advertisement, AOL will work with Advertiser to display the Advertisement in a comparable location and manner that is reasonably satisfactory to Advertiser. If AOL and Advertiser cannot reach agreement on a substitute placement, Advertiser shall have the right to cancel the Advertisement, upon thirty (30) days advance written notice to AOL. In such case, Advertiser will only be responsible for the pro-rata portion of payments attributable to the period from the commencement of the Agreement through the effectiveness of such cancellation (the "Pro Rata Payments"). AOL reserves the right to cancel and remove at any time any Advertisement for any reason upon thirty (30) days advance written notice to Advertiser (or upon such shorter notice as may be designated by AOL in the event that AOL believes in good faith that further display of the Advertisement will expose

AOL to liability or other adverse consequences). In the event of such a cancellation, Advertiser will only be responsible for the Pro-Rata Payments. Advertiser may not resell, trade, exchange, barter or broker to any third-party any advertising space which is the subject of this Agreement.

5. Usage Data. AOL will provide Advertiser with usage information related to the Advertisement in substance and form determined by AOL, consistent with its then-standard reporting practices. Advertiser may not distribute or disclose usage information to any third party without AOL's prior written consent.

6. Limitation of Liability; Disclaimer; Indemnification. (A) SUBJECT TO SECTION 6(C) BELOW, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY ASPECT OF THE ADVERTISING RELATIONSHIP PROVIDED FOR HEREIN. AOL SHALL NOT IN ANY EVENT BE LIABLE TO ADVERTISER UNDER THIS AGREEMENT FOR MORE THAN THE AMOUNT TO BE PAID BY ADVERTISER DURING THE YEAR IN WHICH THE LIABILITY ACCRUES. (B) AOL MAKES NO AND HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE AOL NETWORK OR ANY PORTION THEREOF, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING (I) THE NUMBER OF PERSONS WHO WILL ACCESS THE ADVERTISER CONTENT OR "CLICK-THROUGH" THE ADVERTISEMENTS, (II) ANY BENEFIT ADVERTISER MIGHT OBTAIN FROM INCLUDING THE ADVERTISEMENT WITHIN THE AOL NETWORK AND (III) THE FUNCTIONALITY, PERFORMANCE OR OPERATION OF THE AOL NETWORK WITH RESPECT TO THE ADVERTISEMENTS. (C) Advertiser hereby agrees to indemnify, defend and hold harmless AOL and the officers, directors, agents, affiliates, distributors, franchises and employees of AOL from and against all claims, actions, liabilities, losses, expenses, damages and costs (including, without limitation, reasonable attorneys' fees) that may at any time be incurred by any of them by reason of any claims, suits or proceedings: (a) for libel, defamation, violation of right of privacy or publicity, copyright infringement, trademark infringement or other infringement of any third party right, fraud, false advertising, misrepresentation, product liability or violation of any law, statute, ordinance, rule or regulation throughout the world in connection with the Advertisements or Advertiser Content; (b) arising out of any material breach by Advertiser of any duty, representation or warranty under this Agreement; or
(c) relating to any contaminated file, virus, worm or Trojan horse originating from the Advertisements or Advertiser Content. AOL will notify Advertiser of any claim, action or demand (an "Action") for which indemnity is claimed. Advertiser's counsel defending such Action shall be subject to AOL's prior written approval. AOL reserves the right to participate fully in and assume joint control of the defense of any Action. Settlement of any Action shall be subject to AOL's prior written approval. This section will survive the completion, expiration, termination or cancellation of this Agreement.

7. Solicitation. (a) Advertiser will not send unsolicited, commercial e-mail (i.e., "spam") through or into AOL's products or services, absent a prior business relationship, and will comply with any other standard AOL policies and limitations relating to distribution of bulk e-mail solicitations or communications through or into AOL's products or services (including, without limitation, the requirement that Advertiser provide a prominent and easy means for the recipient to "opt-out" of receiving any future commercial e-mail communications from Advertiser. Advertiser will not use the Advertisement or any other aspect of AOL's products or services to promote or solicit on behalf of a Competitive Product. (b) Advertiser shall ensure that its collection, use and disclosure of information obtained from AOL Users of the AOL Network under this Agreement ("User Information") complies with (i) all applicable laws and regulations and (ii) AOL's standard privacy policies or the privacy policy of the applicable Designated Service (or, in the case of Advertiser's site, Advertiser's standard privacy policies so long as such policies are prominently published on the site and provide adequate notice, disclosure and choice to users regarding Advertiser's collection, use and disclosure of user information). (c) Each request for information from an AOL User ("Information Request") shall clearly and conspicuously specify to the AOL Users at issue the purpose for which specific information related to User Information collected by Advertiser shall be used
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                                                                     Page 4 of 5

(the "Specified Purpose"). Advertiser shall limit use of the User Information collected through an Information Request to the Specified Purpose. In the case of AOL Users who purchase products or services from Advertiser, Advertiser will be entitled to incorporate such members into Advertiser's aggregate lists of customers; provided that Advertiser shall in no way: (i) disclose User Information in a manner that identifies AOL Users as end-users of an AOL product or service (or in any other manner that could reasonably be expected to facilitate use of such information by or on behalf of a Competitive Product); or
(ii) otherwise use such User Information in connection with marketing of a Competitive Product. This section shall survive the completion, expiration, termination or cancellation of this Agreement.

8. Press Releases. ADVERTISER SHALL NOT ISSUE ANY PRESS RELEASES OR PUBLIC STATEMENTS CONCERNING THE EXISTENCE OR TERMS OF THIS AGREEMENT AND THE FAILURE OF ADVERTISER TO OBTAIN THE PRIOR WRITTEN APPROVAL OF AOL WILL BE DEEMED A MATERIAL BREACH OF THIS AGREEMENT. BECAUSE IT WOULD BE DIFFICULT TO PRECISELY ASCERTAIN THE EXTENT OF THE INJURY CAUSED TO AOL, IN THE EVENT OF SUCH A MATERIAL BREACH, (I) AOL MAY TERMINATE THIS AGREEMENT IMMEDIATELY FOLLOWING WRITTEN NOTICE TO ADVERTISER PARTY, AND THE CURE PROVISION OF PROVIDED HEREIN THIS SECTION 9 SHALL NOT APPLY; OR (II) AS LIQUIDATED DAMAGES, AOL SHALL BE ENTITLED TO REDUCE THE OVERALL IMPRESSIONS BY UP TO FIFTEEN (15%) PERCENT OF THE GUARANTEED IMPRESSIONS COMMITMENT AS SET FORTH ON THE INSERTION ORDER. THE PARTIES AGREE THAT THE LIQUIDATED DAMAGES SET FORTH ARE A REASONABLE APPROXIMATION OF THE INJURY THAT WOULD BE SUFFERED BY AOL.

9. Miscellaneous. The parties to this Agreement are independent contractors. Neither party is an agent, representative or partner of the other party. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other party. The failure of either party to insist upon or enforce strict performance by the other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provision or right in that or any other instance. Except where otherwise specified herein or in the Insertion Order, the rights and remedies granted to a party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the party may possess at law or in equity. Advertiser shall not use, display or modify AOL's trademarks in any manner absent AOL's express prior written approval. Either party may terminate this Agreement (a) at any time with written notice to the other party in the event of a material breach of this Agreement by the other party, which remains uncured after thirty days written notice thereof; provided that AOL shall not be required to provide notice to Advertiser or any cure period in connection with Advertiser's failure to make any payment to AOL required in the Insertion Order, and in the event of nonpayment, AOL reserves the right to terminate the
Agreement immediately with written notice to Advertiser and (b) immediately following written notice to the other party if the other party (1) ceases to do business in the normal course, (2) becomes or is declared insolvent or bankrupt,
(3) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (4) makes an assignment for the benefit of creditors. Additionally, in the event of a change of control of Advertiser, AOL may terminate this Agreement by providing thirty (30) days prior written notice of such intent to terminate. This Agreement sets forth the entire agreement between Advertiser and AOL, and supersedes any and all prior agreements of AOL or Advertiser with respect to the transactions set forth herein. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the party subject to enforcement of such amendment. Advertiser shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of AOL. Assumption of the Agreement by any successor to Advertiser (including, without limitation, by way of merger or consolidation) shall be subject to AOL's prior written approval. Subject to the foregoing, this
Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.
In the event that any provision of this Agreement is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and
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                                                                     Page 5 of 5

effect. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the Commonwealth of Virginia, except for its conflicts of laws principles. Advertiser hereby irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts situated in the Commonwealth of Virginia in connection with any action arising under this Agreement.


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